                                                                    EXHIBIT 10.3

                       AMENDMENT NO. 1 TO LOAN AGREEMENT

          This Amendment No. 1 to Loan Agreement (this "Amendment") dated as of September 30, 1996 is entered into with reference to the Loan Agreement dated as of August 1, 1996 among Safety Components International, Inc., Automotive Safety Components International, Inc. and ASCI Holdings Germany (DE), Inc. (as joint and several "Borrowers"),and Bank of America National Trust and Savings Association, as Bank (the "Loan Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

                                    RECITALS

     A. As of the Closing Date, Borrowers and Bank contemplated that the Lockbox Agreements described in the Loan Agreement would be entered into within 30 days following the Closing Date, that the lockbox agreement with BofA Frankfurt (or another institution acceptable to the Bank), the U.K. Facilities and the German Overdraft Facility described in the Loan Agreement would be entered into within 60 days following the Closing Date. Borrowers also entered into a letter agreement providing for the fulfillment of certain conditions precedent to the Closing Date in the period following the Closing Date (the "Letter Agreement").

     B. As of the date of this Amendment, such lockbox agreements, the U.K. Facilities and the German Overdraft Facility have not been finalized and certain of the obligations of Borrowers under the Letter Agreement have not been satisfied.

     C. Borrowers and the Bank desire to extend the time available for the execution of such lockbox agreements, consummation of the U.K. Facilities and the German Overdraft Facility and the period for satisfaction of the obligations described in the Letter Agreement to October 31, 1996.

     D. Borrowers and the Bank wish to amend certain definitions contained in the Loan Agreement.

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          NOW, THEREFORE, Borrowers and the Bank, hereby agree as follows:

          1.   Amended Definitions.  The following definitions set forth in
               -------------------
Section 1.1 of the Loan Agreement are hereby amended to read in full as follows:

               "Fixed Charge Coverage Ratio" means, (a) as of the last day of
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     each calendar month ending during the period from October 31, 1996 through and including February 28, 1997, the ratio of (i) Cash Flow for the period beginning on the Closing Date and ending on that date, to (ii) Fixed Charges for the same period, (b) as of the last day of each calendar month ending during the period from March 1, 1997 through July 31, 1997, the ratio of (i) Net Cash Flow for the period beginning on the Closing Date and ending on that date, to (ii) Fixed Charges for the same period, and (c) as of the last day of each subsequent calendar month, the ratio of (i) Net Cash Flow for the twelve month period ending on that date, to (ii) Fixed Charges for the same period.

               "Liquidity Ratio" means, as of each date of determination, the
                ---------------
     ratio of (a) Cash, Cash Equivalents and trade accounts receivable (other than unbilled and scheduled accounts receivables and those due from Affiliates) of SCI and its Subsidiaries, to (b) the current liabilities of SCI and its Subsidiaries as of that date (other than the current portion of
                                               -----
     their long term Indebtedness) but including in any event, the principal
                                       ---------
     amount of the Loans (but not any Letters of Credit) evidenced by the Line A Note and the U.K. Revolver and the German Overdraft Facility (whether or not then current), in each case determined in accordance with Generally Accepted Accounting Principles, consistently applied.

          2.   Amendment to Section 3.2.  Section 3.2 of the Loan Agreement is
               ------------------------
hereby amended to read in full as follows:

     "Certain Fees.   On the Closing Date, Borrowers shall pay facility fees and
      ------------
     other fees to Bank of America for its services in arranging and structuring this Agreement, the U.K. Facilities and the German Overdraft Facility, in amounts set forth in the commitment letter heretofore issued to Borrowers by Bank of America. It is understood that this Section shall not be construed in derogation of Section 11.15. These fees are for the sole
                                        -----
     account of Bank of America, are fully earned on the dates when due, and are nonrefundable, provided that the portion of such fees which is attributable
                    --------
     to the U.K. Facility and the German Overdraft Facility shall be refunded to the extent that such facilities have not

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     been consummated prior to October 31, 1996, unless such failure is due to no fault of Bank."

          3.   Amendment to Section 6.22.  Section 6.22 of the Loan Agreement is
               -------------------------
hereby amended to read in full as follows:

     "Post Closing Items. Fail to cause each of the following  to occur prior to
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     October 31, 1996:

               (a) termination of the Midland Facilities and all Liens and Contingent Obligations associated therewith and consummation of the U.K. Facilities with BofA London pursuant to documentation between ASCL and BofA London (which documentation shall be solely acceptable to Bank);

               (b) Consummation of the German Overdraft Facility with BofA Frankfurt pursuant to documentation between Co. KG and BofA Frankfurt (which documentation shall be solely acceptable to Bank);

               (c) Consummation of Lockbox Agreements in form and substance acceptable to Bank, and the sending of notice to all account debtors to make their remittances to the related Lockboxes; and

               (d) Consummation by Co. KG and BofA Frankfurt of a lockbox agreement in form and substance acceptable to BofA Frankfurt with BofA Frankfurt (or another institution acceptable to Bank), and the sending of notice to each of Co. K.G.'s account debtors to make their remittances to such Lockbox."

          4.   Extension of Time Periods Under the Letter Agreement.  The period
               ----------------------------------------------------
for satisfaction of Borrowers' remaining obligations under the Letter Agreement is hereby extended until October 31, 1996.

          5.   Counterparts.  This Amendment may be executed in counterparts in
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accordance with Section 11.7 of the Loan Agreement.
                        ----

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          6.   Confirmation.  In all other respects, the Loan Agreement is
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confirmed.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SAFETY COMPONENTS INTERNATIONAL, INC., a Delaware corporation


                                    By: /s/ W. Hardy Myers
                                        ---------------------------

                                    Title: Chief Financial Officer


                                    AUTOMOTIVE SAFETY COMPONENTS
                                    INTERNATIONAL, INC., a Delaware corporation

                                    By: /s/ W. Hardy Myers
                                        ---------------------------

                                    Title: Chief Financial Officer


                                    ASCI HOLDINGS GERMANY (DE), INC.,
                                    a Delaware corporation

                                    By: /s/ W. Hardy Myers
                                        ---------------------------

                                    Title: Chief Financial Officer


                                    BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION, as Administrative Agent

                                    By:
                                        ---------------------------
                                        Elizabeth Amendt, Vice President

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The following consent to the execution, delivery and performance of the foregoing Amendment No. 1., and confirms that its guaranty of the obligations of Borrowers remains in full force and effect, and without defense, counterclaim or offset.

VALENTEC SYSTEMS, INC.

By: /s/ W. Hardy Myers
    ---------------------------

Title: Chief Financial Officer


GALION, INC.

By: /s/ W. Hardy Myers
    ---------------------------

Title: Chief Financial Officer


ASCI HOLDINGS U.K., INC.

By: /s/ W. Hardy Myers
    ---------------------------

Title: Chief Financial Officer


ASCI HOLDINGS CZECH (DE), INC.

By: /s/ W. Hardy Myers
    ---------------------------

Title: Chief Financial Officer


ASCI HOLDINGS MEXICO (DE), INC.

By: /s/ W. Hardy Myers
    ---------------------------

Title: Chief Financial Officer

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